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<FILENAME>y032004scbacmchldinglp99w19.txt
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                                                             Page 60 of 61 Pages

                                                                      Exhibit 19



                               AXA Financial, Inc.
                           The Equitable Life Assurance
                           Society of the United States
                           1290 Avenue of the Americas
                            New York, New York 10104



                                                        Kathryn E. Schneider
                                                  Vice President and Counsel
                                                              Law Department




                                           March 2, 2004



Mr. Gerald M. Lieberman
c/o Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, NY  10105

Dear Mr. Lieberman:

         Pursuant to Sections 2.1 and 2.4.2 of the Purchase Agreement dated as of June 20, 2000 (the "Purchase Agreement") by and among Alliance Capital Management L.P. ("Alliance"), AXA Financial, Inc. and Sanford C. Bernstein Inc. relating to the purchase and sale of Buyer Units (except as otherwise stated, capitalized terms used herein shall have the same meaning as in the Purchase Agreement), AXA Financial hereby specifies Friday, March 5, 2004 as the Settlement Date for the purchase of the Buyer Units subject to the Exercise Notice to AXA Financial and Alliance from SCB Inc. and SCB Partners Inc., dated February 20, 2004, and hereby designates ECMC, LLC as the Designated Entity to purchase the Buyer Units subject to such Exercise Notice.

         In addition, please note that any notice you give under the Purchase Agreement to AXA Financial should be given to:




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                                                             Page 61 of 61 Pages
                                Stanley B. Tulin
                    Vice Chairman and Chief Financial Officer
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1920
                               Tel: (212) 314-4515

with copies to:

                                 Kevin R. Byrne
                       Senior Vice President and Treasurer
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1504
                               Tel: (212) 314-4081


                                       and

                                 Stuart L. Faust
                Senior Vice President and Deputy General Counsel
                           1290 Avenue of the Americas
                               New York, NY 10104
                               Fax: (212) 707-1900
                               Tel: (212) 314-3843

         Please call me if you have any comments.

                                                Sincerely yours,

                                                /s/ Kathryn E. Schneider
                                               -------------------------------
                                                Kathryn E. Schneider


cc:      Mark Manley
         Kevin Byrne
         Stuart Faust


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